CareView Communications, Inc. 8-K

Exhibit 10.44

HEALTHCOR PARTNERS FUND, L.P.

ALLONGE NO. 2 TO SENIOR SECURED CONVERTIBLE NOTE

(issued April 21, 2011)

July 10, 2018

This Allonge No. 2 to Senior Secured Convertible Note (this “Allonge”) shall be affixed to that certain Senior Secured Convertible Note dated April 21, 2011 (as amended by Allonge No. 1 to Senior Secured Convertible Note dated June 26, 2015, the “Note”), issued in the original principal amount of $9,316,000, made by CareView Communications, Inc., a Nevada corporation (the “Company”) and payable to the order of HealthCor Partners Fund, L.P. (the “Holder”), and shall become a permanent part thereof and shall amend the Note as provided herein.

1.

Amendment to Maturity Date. The second sentence of Section 1 of the Note is hereby deleted and replaced with the following:

The “Maturity Date” shall be the earlier to occur of (a) April 20, 2021 or (b) 120 calendar days following a written demand for payment by the Holder to the Company; provided, that such written demand may not be given prior to the twelve month anniversary of the date on which the obligations of the Company under the PDL Credit Agreement are repaid in full.

2.

Amendment to Interest Rate. Section 2(b) of the Note is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, no Interest shall accrue on this Note from and after the payment of Interest on June 30, 2018.”

3.

Amendment to Payment Priorities. Section 2(f) of the Note is hereby amended and restated in its entirety as follows:

“(f) This Note is one of a series of notes issued by the Company pursuant to the Purchase Agreement. Such Notes are referred to herein as the “Notes,” and the holders thereof (including the Holder) are referred to herein as the “Investors.” The Notes initially issued in calendar years 2011 and 2012 (including this Note, the “First Tranche Notes”) are senior in right of payment to the Notes initially issued after calendar year 2012, as more fully set forth in the Purchase Agreement. The right of an Investor to receive payments of Principal and Interest under this Note shall be pari passu with the rights of the other Investors to receive payments of Principal and Interest under their respective First Tranche Notes, and the Company covenants that any payments made by it with respect to the First Tranche Notes shall be made pro rata among the Investors determined based on the ratio of the outstanding balance of Principal and Interest under each First Tranche Note divided by the aggregate outstanding balance of Principal and Interest under all First Tranche Notes.  By the Holder’s acceptance of this Note, the Holder agrees to the foregoing sentence.”

3.

Amendment to Conversion Right. The first sentence of Section 3(a) of the Note is hereby amended and restated as follows:

“At any time on or after the Issuance Date, and through and including June 30, 2018, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below); provided, that for the avoidance of doubt and notwithstanding any provision in this Note to the contrary, the conversion right set forth in this Section 3 shall terminate as of June 30, 2018.”

4.

No Further Amendments; Authorization to Affix to Note. Except as specifically amended hereby, the Note shall remain in full force and effect. The Company hereby authorizes the Holder to affix this Allonge to the Note and it shall for all purposes henceforth be part of the Note.

[signature page follows]

1

Exhibit 10.44

IN WITNESS WHEREOF, the Company has caused this Allonge to be executed by its officer thereunto duly authorized, as of the date first above written.

COMPANY:

CAREVIEW COMMUNICATIONS, INC., a Nevada corporation

By:	/s/ Steven Johnson
Name:	Steven Johnson
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

HOLDER:

HEALTHCOR PARTNERS FUND, L.P.
By:	HealthCor Partners Management, L.P., as Manager
By:	HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey Lightcap
Name:	Jeffrey Lightcap
Title:	Senior Managing Director

[Signature Page to Allonge No. 2 to CareView Communications, Inc. Secured Convertible Note
issued April 21, 2011 (HCP Fund)]